Exhibit 99.7

July 24, 2013

Boards of Directors

Prudential Mutual Holding Company

Prudential Bancorp, Inc. of Pennsylvania

Prudential Savings Bank

1834 West Oregon Avenue

Philadelphia, PA 19145

Dear Board Members:

This report represents FinPro, Inc.’s (“FinPro”) updated independent appraisal estimate of the pro forma market value of the common stock (the “Common Stock”) of Prudential Bancorp, Inc. (hereafter referred to on a consolidated basis as the “Bank”).

Based upon changes in the market, a change in the comparable pricing and the trading levels of the Bank’s stock, FinPro believes that it is appropriate to update the appraisal and increase the valuation. This update appraisal is furnished pursuant to market pricing as of July 24, 2014. FinPro’s original appraisal report is incorporated herein by reference.

In compiling the pro formas, FinPro relied upon the assumptions provided by the Bank and its agents. The pro forma assumptions are as follows:

•	74.82% of the total shares will be sold to the depositors and public,
•	the stock will be issued at $10.00 per share,
•	the conversion expenses will be $2.3 million at the midpoint,
•	there will be an ESOP equal to 4% of the shares issued funded internally, amortized over 20 years straight-line,
•	there will be an MRP equal to 4% of the shares issued, amortized over 5 years straightline,
•	there will be a Stock Option Plan equal to 10% of the shares issued, expensed at $4.84 per option over 5 years straight-line,
•	the tax rate is assumed at 34.00% and,
•	the net proceeds will be invested at 1.47%, pre-tax (the average of the five year treasury and the FHLMC 15 mortgage survey less 60 bps.).

20 Church Street ● P.O. Box 323 ● Liberty Corner, NJ 07938-0323 ● Tel: 908.604.9336 ● Fax: 908.604.5951

finpro@finpronj.com ● www.finpronj.com

In preparing this updated appraisal, FinPro reviewed its original appraisals and the Bank’s prospectus. FinPro considered, among other factors, recent developments in stock market conditions, changes in the interest rate environment, as well as recent developments in the Bank’s financial performance. FinPro reviewed the Bank’s most recent financial performance with its management as well as other sources of public information that FinPro believes are reliable; however, FinPro cannot guarantee the accuracy and completeness of such information.

FinPro’s updated appraisal is based upon the Bank’s representation that the information contained in its prospectus and additional information furnished to us by same is truthful, accurate, and complete. FinPro did not independently verify the financial statements, and other information provided by the Bank, nor did FinPro independently value any of the Bank’s assets or liabilities. This appraisal considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

FinPro’s valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock in the conversion. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Bank’s pro forma market value. FinPro, Inc. is not a seller of securities within the meaning of any federal or state securities laws, and any report prepared by FinPro, Inc. shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

FinPro’s opinion is based upon circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of the Bank could materially affect the assumptions used in preparing this opinion.

2

Recent Developments

During the June 30, 2013 quarter assets declined to $466.0 million. The balance sheet mix shifted toward loans and investments held-to-maturity and away from cash and cash equivalents and available-for-sale investments. Stockholder’s equity capital declined to $59.2 million due to the change in the other comprehensive income related to the valuation of the available for sale securities.

Nonperforming assets also declined to $6.2 million.

Figure 1 – Updated Financial Condition

	At June 30,	At September 30,
	2013	2012
	(Dollars in Thousands)
Selected Financial and Other Data: Total Assets	$466,049	$490,504
Cash and cash equivalents	39,072	81,273
Investment and mortgage-backed securities:
Held-to-maturity	84,792	63,110
Available-for-sale (1)	43,364	65,975
Loans receivable, net	283,174	260,684
Deposits	402,955	425,602
FHLB advances	340	483
Non-performing loans	5,519	14,018
Non-performing assets	6,195	15,990
Total stockholders’ equity, substantially restricted	59,152	59,831
Banking offices	7	7

Source:   Management

3

Net income for the three months ended June 30, 2013 increased to $685 thousand or $0.07 per share from the net income for the three months ended June 30, 2012 of $460 thousand or $0.05 per share. The increase in net income was primarily attributable to higher noninterest income as well as lower noninterest expense. The results for the three months ended June 30, 2013 included an $862 thousand gain on sale of securities. Excluding the gain on sale of securities, the Bank’s income would have declined.

Net interest margin for the three months ended June 30, 2013 decreased relative to the net interest margin for the three months ended June 30, 2012 due to yield on earning assets declining by more than cost of funds.

Figure 2 – Updated Financial Results

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
	(Dollars in Thousands, Except Per Share Amounts)
Selected Operating Data:
Total interest income	$4,126	$4,828	$12,776	$14,624
Total interest expense	1,037	1,432	3,396	4,439
Net interest income	3,089	3,396	9,380	10,185
Provision for loan losses	—	100	—	350
Net interest income after provision for loan losses	3,089	3,296	9,380	9,835
Total non-interest income	1,077	188	1,491	495
Total non-interest expense	2,717	2,936	8,599	8,800
Income before income taxes	1,449	548	2,272	1,530
Income tax expense	764	88	1,301	582
Net income	$685	$460	$971	$948
Basic earnings per share	$0.07	$0.05	$0.10	$0.10
Diluted earnings per share	$0.07	$0.05	$0.10	$0.10
Dividends paid per common share	$0.00	$0.00	$0.00	$0.00
Selected Operating Ratios(2):
Average yield earned on interest-earning assets	3.62%	4.03%	3.70%	4.07%
Average rate paid on interest-bearing liabilities	1.02	1.32	1.10	1.36
Average interest rate spread(3)	2.60	2.71	2.60	2.71
Net interest margin(3)	2.71	2.83	2.72	2.83
Average interest-earning assets to average interest-bearing liabilities	111.86	110.34	110.46	110.14
Net interest income after provision for loan losses to non-interest expense	113.69	112.48	109.08	111.76
Total non-interest expense to total average assets	2.29	2.35	2.40	3.52
Efficiency ratio(4)	65.22	81.92	79.10	82.40
Return on average assets	0.58	0.37	0.27	0.38
Return on average equity	4.65	3.13	2.19	3.26
Average equity to average total assets	12.54	11.75	12.37	11.64

Source:   Management

A review of the updated financial data indicates a decline in core earnings (excluding the gain on sale) and a decline in equity capital due to the change in the value of AFS securities since the initial appraisal.

4

Thrift Equity market

Since June 6, 2013, (the date of the market prices in FinPro’s original appraisal) the market for thrift stocks, as measured by the SNL Thrift Index, increased 11.36%. The SNL Thrift Index is a market capitalization weighted index and large thrifts have been outperforming smaller thrifts. The SNL Microcap Thrift Index increased 5.78% since June 6, 2013. Meanwhile, the S&P 500 Index increased by 3.91%, while the Dow Jones Industrial Average increased 3.34%. The index changes were as follows:

Figure 3 - Period Index Change

	6/6/2013	7/24/2013	$ Change	% Change
Index
SNL Thrift Index	598.53	666.53	68.00	11.36%

SNL Microcap Thrift Index	625.60	661.73	36.13	5.78%

S&P 500	1,622.56	1,685.94	63.38	3.91%

Dow Jones Industrial Average	15,040.62	15,542.24	501.62	3.34%

Source: SNL Securities and FinPro Calculations

The move in the market would indicate that the valuation should increase.

5

Comparable Group Price Appreciation

Nine of the ten Comparable Group members experienced an increase in stock price. The average and median Comparable stock price increased 5.31% and 7.97%, respectively, since June 6, 2013.

Figure 4 - Comparable Price Change

Ticker	Short Name	7/24/2013 Market Value ($M)	7/24/2013 Stock Price ($)	6/6/2013 Stock Price ($)	Dollar Change ($)	Percentage Change (%)
	Comparable Group
ALLB	Alliance Bancorp, Inc. of Pennsylvania	74.47	14.50	13.50	1.00	7.41%
CBNJ	Cape Bancorp, Inc.	122.92	9.66	9.22	0.44	4.77%
COBK	Colonial Financial Services, Inc.	53.48	14.15	13.88	0.27	1.94%
FFCO	FedFirst Financial Corporation	45.82	19.34	18.22	1.12	6.15%
FXCB	Fox Chase Bancorp, Inc.	205.37	18.00	16.86	1.14	6.76%
OBAF	OBA Financial Services, Inc.	76.01	18.32	18.35	(0.04)	-0.19%
ONFC	Oneida Financial Corp.	94.55	15.19	13.46	1.73	12.85%
OSHC	Ocean Shore Holding Co.	95.35	14.90	13.68	1.22	8.92%
STND	Standard Financial Corp.	59.45	19.44	18.45	0.99	5.37%
THRD	TF Financial Corporation	70.61	25.50	24.85	0.65	2.62%

	Comparable Average	89.80	16.90	16.05	0.85	5.31%
	Comparable Median	75.24	16.60	15.37	1.23	7.97%

Source: SNL Securities and FinPro Calculations

The change in Comparable Group’s median price to LTM core earnings per share is not meaningful due to the absence of numerous data pieces. The median price to tangible book value increased by 1.90%.

Figure 5 - Comparable Multiple Changes

		Price Multiple Changes
Ticker	Short Name	7/24/2013 Core LTM EPS (x)	6/6/2013 Core LTM EPS (x)	Percentage Change (x)	7/24/2013 Book Value (%)	6/6/2013 Book Value (%)	Percentage Change (%)	7/24/2013 Tangible Bk Value (%)	6/6/2013 Tangible Bk Value (%)	Percentage Change (%)	7/24/2013 Assets (%)	6/6/2013 Assets (%)	Percentage Change (%)
	Comparable Group
ALLB	Alliance Bancorp, Inc. of Pennsylvania	NA	37.30	NA	93.69	87.31	7.32%	93.69	87.31	7.32%	16.67	15.21	9.61%
CBNJ	Cape Bancorp, Inc.	26.76	32.68	-18.12%	85.26	81.30	4.88%	NA	95.71	NA	11.82	11.91	-0.75%
COBK	Colonial Financial Services, Inc.	NM	NM	NM	80.14	78.61	1.94%	80.14	78.61	1.94%	8.61	8.45	1.94%
FFCO	FedFirst Financial Corporation	20.23	19.06	6.15%	90.66	85.41	6.15%	92.66	87.29	6.15%	15.58	14.68	6.15%
FXCB	Fox Chase Bancorp, Inc.	39.28	36.80	6.76%	123.00	115.21	6.76%	123.00	115.21	6.76%	20.33	19.05	6.76%
OBAF	OBA Financial Services, Inc.	73.26	73.40	-0.19%	103.62	103.82	-0.19%	103.62	103.82	-0.19%	20.18	20.22	-0.19%
ONFC	Oneida Financial Corp.	14.71	13.03	12.85%	113.72	100.77	12.85%	159.47	141.31	12.85%	14.83	13.14	12.85%
OSHC	Ocean Shore Holding Co.	19.49	NA	NA	97.94	89.92	8.92%	103.09	94.65	8.92%	9.85	9.05	8.92%
STND	Standard Financial Corp.	NA	19.79	NA	82.23	77.66	5.89%	93.48	88.27	5.90%	14.31	13.63	5.00%
THRD	TF Financial Corporation	12.87	12.54	2.62%	86.82	84.61	2.62%	91.57	89.24	2.62%	10.11	9.86	2.62%

	Comparable Average	29.51	30.58	-3.47%	95.71	90.46	5.80%	104.52	98.14	6.50%	14.23	13.52	5.27%
	Comparable Median	20.23	26.24	-22.89%	92.18	86.36	6.74%	93.69	91.94	1.90%	14.57	13.38	8.86%

Source: SNL Securities and FinPro Calculations

The change in the Comparable Group’s valuation would indicate a modest increase in the valuation.

6

Stock Performance

The Bank’s stock has risen from $8.84 per share on June 6, 2013 to $9.75 per share on July 24, 2013.

Figure 6 – Recent Stock Performance

Source: SNL Securities

The stock performance of the Bank’s stock would indicate that the estimated valuation range should be increased.

7

FinPro believes that the midpoint of the appraisal value range should increase 5.7% to $83.0 million. The resulting value range is as follows:

Figure 7 - Updated Value Range

	Appraised Value
Conclusion	Minimum	Midpoint	Maximum
Total Shares	7,055,000	8,300,000	9,545,000
Price per Share	$10.00	$10.00	$10.00
Full Conversion Value	$70,550,000	$83,000,000	$95,450,000
Exchange Shares	1,776,458	2,089,801	2,403,398
Exchange Percent	25.18%	25.18%	25.18%
Conversion Shares	5,278,542	6,210,199	7,141,602
Conversion Percent	74.82%	74.82%	74.82%
Gross Proceeds	$52,785,420	$62,101,990	$71,416,020
Exchange Value	$17,764,580	$20,898,010	$24,033,980
Exchange Ratio	0.6979	0.8210	0.9442
Exchange Value per Minority Share	$6.98	$8.21	$9.44
Fully Converted Tangible Book to Minority Share	$10.51	$11.34	$12.17

Note: The pricing multiples shown above reflect the financials for the twelve months ended June 30, 2013.

The exchange value at the midpoint has increased from $8.92 per share to $9.44 per share.

The fully converted pro forma multiples are as follows:

Figure 8 - Updated Pricing Multiples to the Market

		Bank	Comparables		State		National
			Mean	Median	Mean	Median	Mean	Median
	Min	250.00
Price-Core Earnings Ratio P/E	Mid	333.33	29.51	20.23	20.58	17.39	27.38	19.88
	Max	500.00

	Min	66.40%
Price-to-Book Ratio P/B	Mid	72.41%	95.71%	92.18%	90.66%	84.30%	104.49%	97.89%
	Max	77.58%

	Min	66.40%
Price-to-Tangible Book Ratio P/TB	Mid	72.41%	104.52%	93.69%	97.71%	92.11%	112.78%	101.90%
	Max	77.58%

	Min	13.75%
Price-to-Assets Ratio P/A	Mid	15.91%	14.23%	14.57%	13.28%	12.65%	13.24%	12.91%
	Max	18.01%

Source: FinPro Computations

8

Valuation Conclusion

Since the June 6, 2013 appraisal, the Bank’s core earnings have declined and capital has declined modestly. The Comparable pricing multiples have increased modestly. The broad equity markets have appreciated and the market for thrift stocks has increased. The Bank’s trading price also increased since the initial appraisal and was trading above the maximum exchange value.

By weighing these factors, it is our opinion that, as of July 24, 2013, the valuation range should increase. The midpoint of the range should now be $83.0 million.

Respectfully Submitted,

FinPro, Inc.

9

List of Exhibits

Prudential Bancorp, Inc.

Exhibit

1.	Updated Pro Forma Analysis Sheet (Full Conversion – No Foundation)

2.	Comparison of Multiples

3.	Industry Multiples

10

Exhibit 1	Appraisal Pro Forma March 31, 2013 - 12 Months

Prudential Bancorp, Inc. of PA
Pro Forma Analysis Sheet - Twelve Months Ended
March 31, 2013

		Bank	Comparables		State		National
			Mean	Median	Mean	Median	Mean	Median
	Min	111.11
Price-Core Earnings Ratio P/E	Mid	142.86	29.51	20.23	20.58	17.39	27.38	19.88
	Max	200.00

	Min	65.75%
Price-to-Book Ratio P/B	Mid	71.74%	95.71%	92.18%	90.66%	84.30%	104.49%	97.89%
	Max	76.92%

	Min	65.75%
Price-to-Tangible Book Ratio P/TB	Mid	71.74%	104.52%	93.69%	97.71%	92.11%	112.78%	101.90%
	Max	76.92%

	Min	13.41%
Price-to-Assets Ratio P/A	Mid	15.52%	14.23%	14.57%	13.28%	12.65%	13.24%	12.91%
	Max	17.58%

Exhibit 1	Appraisal Pro Forma March 31, 2013 - 12 Months

Valuation Parameters

Prior Twelve Mos. Earning Base	Y
Period Ended March 31, 2013		$2,391	(1)
Pre-Conversion Book Value	B
As of March 31, 2013		$60,180
Pre-Conversion Assets	A
As of March 31, 2013		$479,103
Return on Money	R	0.97%	(2)
Conversion Expenses		$2,338
	X	2.82%	(3)
Proceeds Not Invested		$4,968	(4)
Estimated ESOP Borrowings		$2,484
ESOP Purchases	E	4.00%	(5)
Cost of ESOP Borrowings		$124	(5)
Cost of ESOP Borrowings	S	0.00%	(5)
Amort of ESOP Borrowings	T	20	Years
Amort of MRP Amount	N	5	Years
Estimated MRP Amount		$2,484	(6)
MRP Purchases	M	4.00%
MRP Expense		497
Stock Foundation Amount		-	(7)
Stock Foundation Amount	F	0.00%	0.00%
Foundation Opportunity Cost		$-
Tax Benefit	Z	$-	(8)
Tax Rate	TAX	34.00%
Percentage Sold	PCT	74.82%
Amount to be issued to Public		$62,102	(9)
Earnings Multiple		12

(1)	Net income for the twelve months ended March 31, 2013.
(2)	Net Return assumes a reinvestment rate of 1.47 percent (the 1 year Treasury at March 31, 2013), and a tax rate of 34%.
(3)	Conversion expenses reflect estimated expenses as presented in the offering document.
(4)	Includes Stock from ESOP and MRP.
(5)	Assumes ESOP is amortized straight line over 20 years.
(6)	Assumes MRP is amortized straight line over 5 years.
(7)	Not applicable.
(8)	Not Applicable.
(9)	The amount to be offered to public.

Exhibit 1	Appraisal Pro Forma March 31, 2013 - 12 Months

Pro Forma Calculation

Calculation of Estimated Value (V) at Midpoint Value

3.	V=P/E*Y	=	$83,000,000
	1-P/E*PCT*((1-X-E-M-F)*R-(1-TAX)*E/T-(1-TAX)*M/N)

2.	V=P/B*(B+Z)	=	$83,000,000
	1-P/B*PCT*(1-X-E-M-F)

1.	V=P/A*A	=	$83,000,000
	1-P/A*PCT*(1-X-E-M-F)

The appraisal was performed on a market basis and not on the above formulas.

Conclusion	Total Shares Shares	Price Per Share	Total Value

Appraised Value - Midpoint	83,000,000	$10.00	$83,000,000

Range:
- Minimum	7,055,000	$10.00	70,550,000
- Maximum	9,545,000	10.00	95,450,000

	Pre Foundation
	Appraised Value
	Minimum	Midpoint	Maximum
Conclusion
Total Shares	7,055,000	8,300,000	9,545,000
Price per Share	$10.00	$10.00	$10.00
Full Conversion Value	$70,550,000	$83,000,000	$95,450,000
Exchange Shares	1,776,458	2,089,801	2,403,398
Exchange Percent	25.18%	25.18%	25.18%
Conversion Shares	5,278,542	6,210,199	7,141,602
Conversion Percent	74.82%	74.82%	74.82%
Gross Proceeds	$52,785,420	$62,101,990	$71,416,020
Exchange Value	$17,764,580	$20,898,010	$24,033,980
Exchange Ratio	0.6979	0.8210	0.9442
Exchange Value per Minority Share	$6.98	$8.21	$9.44
Fully Converted Tangible Book to Minority Share	$10.62	$11.44	$12.27

Exhibit 1	Appraisal Pro Forma March 31, 2013 - 12 Months

		Pro Forma Effect of Conversion Proceeds As of March 31, 2013 (Dollars in Thousands)
Conversion Proceeds		Minimum	Midpoint	Maximum
Total Shares Offered		7,055,000	8,300,000	9,545,000
Conversion Shares Offered		5,278,542	6,210,199	7,141,602
Price Per Share		$10	$10	$10
Gross Proceeds		$52,785	$62,102	$71,416
Plus: Value issued to Foundation	(9)	-	-	-
Pro Forma Market Capitalization		52,785	62,102	71,416
Gross Proceeds		52,785	62,102	71,416
Less: Est. Conversion Expenses		(2,159)	(2,338)	(2,517)
Net Proceeds		50,626	59,764	68,899
Plus: cash and investment from MHC		728	728	728
Less: ESOP Adjustment	(3)	(2,111)	(2,484)	(2,857)
Less: MRP Adjustment	(3)	(2,111)	(2,484)	(2,857)
Net Proceeds Reinvested		$47,132	$55,524	$63,913
Estimated Incremental Rate of Return		0.97%	0.97%	0.97%
Estimated Incremental Return		$457	$539	$620
Less: Cost of ESOP	(4)	-	-	-
Less: Amortization of ESOP	(7)	(70)	(82)	(94)
Less: Option Expense	(10)	(511)	(601)	(691)
Less: MRP Adjustment	(7)	(279)	(328)	(377)
Pro-forma Net Income		(403)	(472)	(542)
Earnings Before Conversion		2,391	2,391	2,391
Earnings Excluding Adjustment		1,988	1,919	1,849
Earnings Adjustment	(6)	(1,364)	(1,364)	(1,364)
Earnings After Conversion		$624	$555	$485

Exhibit 1	Appraisal Pro Forma March 31, 2013 - 12 Months

		Pro Forma Effect of Conversion Proceeds As of March 31, 2013 (Dollars in Thousands)
		Minimum	Midpoint	Maximum
Pro-forma Tangible Equity
Equity at March 31, 2013		$60,180	$60,180	$60,180
Net Conversion Proceeds		50,626	59,764	68,899
Plus: MHC Adjustment	(7)	728	728	728
Plus: Value issued to Foundation		-	-	-
Less: After Tax Expense of Foundation		-	-	-
Less: ESOP Adjustment	(1)	(2,111)	(2,484)	(2,857)
Less: MRP Adjustment	(2)	(2,111)	(2,484)	(2,857)
Pro-forma Equity		$107,312	$115,704	$124,093
Less: Intangible	(5)	-	-	-
Pro-forma Tangible Equity		$107,312	$115,704	$124,093
Pro-forma Assets
Total Assets at March 31, 2013		$479,103	$479,103	$479,103
Net Conversion Proceeds		50,626	59,764	68,899
Plus: MHC Adjustment	(7)	728	728	728
Plus: Value issued to Foundation		-	-	-
Less: After Tax Expense of Foundation		-	-	-
Less: ESOP Adjustment	(1)	(2,111)	(2,484)	(2,857)
Less: MRP Adjustment	(2)	(2,111)	(2,484)	(2,857)
Pro-forma Total Assets		526,235	534,627	543,016
Stockholder's Equity Per Share *
Equity at March 31, 2013		$8.53	$7.25	$6.30
Estimated Net Proceeds		7.18	7.20	7.22
Plus: MHC Adjustment		0.10	0.09	0.08
Plus: Value issued to Foundation		-	-	-
Less: After Tax Expense of Foundation		-	-	-
Less: ESOP Stock		(0.30)	(0.30)	(0.30)
Less: MRP Stock		(0.30)	(0.30)	(0.30)
Pro-forma Equity Per Share *		15.21	13.94	13.00
Less: Intangible		-	-	-
Pro-forma Tangible Equity Per Share *		$15.21	$13.94	$13.00

Exhibit 1	Appraisal Pro Forma March 31, 2013 - 12 Months

		Pro Forma Effect of Conversion Proceeds
		As of March 31, 2013
		(Dollars in Thousands)
		Minimum	Midpoint	Maximum
Net Earnings Per Share *
Historical Earnings Per Share	(8)	$0.36	$0.31	$0.27
Incremental return Per Share	(8)	0.07	0.07	0.07
ESOP Adjustment Per Share	(8)	(0.01)	(0.01)	(0.01)
Option Expense Per Share	(10)	(0.08)	(0.08)	(0.08)
MRP Adjustment Per Share	(8)	(0.04)	(0.04)	(0.04)
Normalizing Adjustment Per Share		(0.21)	(0.18)	(0.15)
Pro Forma Earnings Per Share *	(8)	$0.09	$0.07	$0.05

Shares Utilized for EPS		6,579,259	7,739,728	8,901,177
Pro-forma Ratios
Price/EPS No Adjustment		33.33	40.00	50.00
Price/EPS with Adjustment		111.11	142.86	200.00
Price/Book Value per Share		65.75%	71.74%	76.92%
Price/Tangible Book Value		65.75%	71.74%	76.92%
Market Value/Assets		13.41%	15.52%	17.58%

*	The totals for the per share data are actual figures rounded to two decimals. The component parts may not add to the total due to rounding.
(1)	ESOP Borrowings are deducted from net worth and assets, and amortized over 20 years.
(2)	MRP is omitted from net worth and assets, and amortized over 5 years.
(3)	Consists of ESOP and MRP amortization.
(4)	The ESOP loan is from the Holding Company and therefore, there are no costs.
(5)	Not applicable.
(6)	Securities Gains tax impacted at 34%.
(7)	ESOP and MRP are amortized over 20 and 5 years respectively, and tax impacted at 34%.
(8)	All EPS computations are done in accordance with SOP 93-6.
(9)	Not applicable.
(10)	Assumed option expense in accordance with SFAS No. 123.

Exhibit 1	Appraisal Pro Forma March 31, 2013 - 12 Months

Expense Calculations
Total Shares Offered		5,279	6,210	7,142
Price Per Share		$10	$10	$10
Gross Proceeds		$52,785	$62,102	$71,416
Estimated Insider Purchases		(200)	(200)	(200)
ESOP Purchases		(2,111)	(2,484)	(2,857)
Proceeds to Base Fee On		$50,474	$59,418	$68,359
Underwriters Percentage		2.00%	2.00%	2.00%
Underwriters Fee		$1,009	$1,188	$1,367
Other Expenses		1,150	1,150	1,150
Total Expense		$2,159	$2,338	$2,517

Share Calculations
Shares Sold		5,278,542	6,210,199	7,141,602
Exchange Shares		1,776,458	2,089,801	2,403,398
Shares Outstanding		7,055,000	8,300,000	9,545,000

Average Fully Diluted Shares for the Period		9,714,635	9,714,635	9,714,635
Times: Exchange Ratio		0.6979	0.8210	0.9442
Exchanged Average Fully Diluted Shares for the Period		6,779,843	7,975,715	9,172,558
Less: New ESOP Adjustment		(211,141)	(248,407)	(285,664)
Plus: New SOP 93-6 ESOP Shares	(2)	10,557	12,420	14,283
Shares for all EPS Calculations		6,579,259	7,739,728	8,901,177

MRP Shares		211,141	248,407	285,664
MRP Shares Amortized this Period		42,228	49,681	57,133
Option Shares		527,854	621,019	714,160
Option Shares Amortized this Period		105,571	124,204	142,832

MRP Dilution
EPS		$0.30	$0.24	$0.20
Tangible Book Value/Share		$15.06	$13.83	$12.91
Voting Dilution		-2.91%	-2.91%	-2.91%
Option Dilution
EPS		$0.29	$0.24	0.20
Tangible Book Value/Share		$14.85	$13.67	$12.79
Voting Dilution		-6.96%	-6.96%	-6.96%

Pro Forma Tang. Equity to Tang. Assets		20.39%	21.64%	22.85%
Pro Forma Core ROAA		0.11%	0.10%	0.09%
Pro Forma ROAE		1.87%	1.67%	1.50%
Pro Forma Core ROAE		0.59%	0.49%	0.40%

 Exhibit 2

Change in Pricing Multiples

Pricing Data as of June 6, 2013 and July 24, 2013

							Price Multiple Changes
Ticker	Short Name	7/24/2013 Market Value ($M)	7/24/2013 Stock Price ($)	6/6/2013 Stock Price ($)	Dollar Change ($)	Percentage Change (%)	7/24/2013 Core LTM EPS (x)	6/6/2013 Core LTM EPS (x)	Percentage Change (x)	7/24/2013 Book Value (%)	6/6/2013 Book Value (%)	Percentage Change (%)	7/24/2013 Tangible Bk Value (%)	6/6/2013 Tangible Bk Value (%)	Percentage Change (%)	7/24/2013 Assets (%)	6/6/2013 Assets (%)	Percentage Change (%)
	Comparable Group
ALLB	Alliance Bancorp, Inc. of Pennsylvania	74.47	14.50	13.50	1.00	7.41%	NA	37.30	NA	93.69	87.31	7.32%	93.69	87.31	7.32%	16.67	15.21	9.61%
CBNJ	Cape Bancorp, Inc.	122.92	9.66	9.22	0.44	4.77%	26.76	32.68	-18.12%	85.26	81.30	4.88%	NA	95.71	NA	11.82	11.91	-0.75%
COBK	Colonial Financial Services, Inc.	53.48	14.15	13.88	0.27	1.94%	NM	NM	NM	80.14	78.61	1.94%	80.14	78.61	1.94%	8.61	8.45	1.94%
FFCO	FedFirst Financial Corporation	45.82	19.34	18.22	1.12	6.15%	20.23	19.06	6.15%	90.66	85.41	6.15%	92.66	87.29	6.15%	15.58	14.68	6.15%
FXCB	Fox Chase Bancorp, Inc.	205.37	18.00	16.86	1.14	6.76%	39.28	36.80	6.76%	123.00	115.21	6.76%	123.00	115.21	6.76%	20.33	19.05	6.76%
OBAF	OBA Financial Services, Inc.	76.01	18.32	18.35	(0.04)	-0.19%	73.26	73.40	-0.19%	103.62	103.82	-0.19%	103.62	103.82	-0.19%	20.18	20.22	-0.19%
ONFC	Oneida Financial Corp.	94.55	15.19	13.46	1.73	12.85%	14.71	13.03	12.85%	113.72	100.77	12.85%	159.47	141.31	12.85%	14.83	13.14	12.85%
OSHC	Ocean Shore Holding Co.	95.35	14.90	13.68	1.22	8.92%	19.49	NA	NA	97.94	89.92	8.92%	103.09	94.65	8.92%	9.85	9.05	8.92%
STND	Standard Financial Corp.	59.45	19.44	18.45	0.99	5.37%	NA	19.79	NA	82.23	77.66	5.89%	93.48	88.27	5.90%	14.31	13.63	5.00%
THRD	TF Financial Corporation	70.61	25.50	24.85	0.65	2.62%	12.87	12.54	2.62%	86.82	84.61	2.62%	91.57	89.24	2.62%	10.11	9.86	2.62%

	Comparable Average	89.80	16.90	16.05	0.85	5.31%	29.51	30.58	-3.47%	95.71	90.46	5.80%	104.52	98.14	6.50%	14.23	13.52	5.27%
	Comparable Median	75.24	16.60	15.37	1.23	7.97%	20.23	26.24	-22.89%	92.18	86.36	6.74%	93.69	91.94	1.90%	14.57	13.38	8.86%

Exhibit 3
Industry Multiples
Pricing Data as of July 24, 2013

		Current	Current	Current Price in Relation to							Current
Ticker	Short Name	Stock Price ($)	Market Value ($M)	Earnings (x)	LTM EPS (x)	Core EPS (x)	LTM Core EPS (x)	Book Value (%)	Tangible Book Value (%)	Assets (%)	Dividend Yield (%)
ACFC	Atlantic Coast Financial Corporation	5.11	13.43	NM	NM	NM	NM	35.97	36.00	1.80	-
AF	Astoria Financial Corporation	12.48	1,233.84	24.00	21.52	21.59	22.27	93.95	109.36	7.73	1.28
AFCB	Athens Bancshares Corporation	17.90	39.35	17.21	15.70	16.85	15.42	86.38	86.85	13.45	1.12
ALLB	Alliance Bancorp, Inc. of Pennsylvania	14.50	74.47	40.28	39.19	NA	NA	93.69	93.69	16.67	1.38
ANCB	Anchor Bancorp	18.00	45.90	NM	NM	104.87	180.61	84.58	84.58	9.95	NA
ASBB	ASB Bancorp, Inc.	17.10	90.72	28.50	63.33	19.95	NM	84.44	84.44	11.98	NA
BANC	First PacTrust Bancorp, Inc.	15.02	270.42	NM	33.38	61.48	NM	114.94	124.63	8.90	3.20
BFIN	BankFinancial Corporation	9.07	191.13	NM	NM	65.78	NM	110.07	111.93	13.04	0.44
BHLB	Berkshire Hills Bancorp, Inc.	27.54	691.14	14.34	15.83	13.53	12.30	102.70	172.56	13.23	2.61
BKMU	Bank Mutual Corporation	6.60	306.45	27.50	33.00	27.38	32.40	111.61	NA	13.02	1.21
BLMT	BSB Bancorp, Inc.	13.76	128.23	68.80	NM	87.42	101.63	97.84	97.84	15.38	NA
BOFI	BofI Holding, Inc.	52.70	719.88	17.80	19.16	17.68	18.49	290.07	290.07	23.41	NA
BYFC	Broadway Financial Corporation	0.79	1.51	NM	NM	NM	NM	NM	NM	0.44	-
CARV	Carver Bancorp, Inc.	5.04	18.63	6.63	28.00	10.55	12.41	162.29	162.29	3.14	-
CASH	Meta Financial Group, Inc.	29.51	164.55	12.94	14.19	13.82	NA	113.16	114.97	9.32	1.76
CBNJ	Cape Bancorp, Inc.	9.66	124.17	18.58	23.56	18.58	26.76	85.26	NA	11.82	2.07
CBNK	Chicopee Bancorp, Inc.	17.34	94.13	27.09	30.96	27.09	29.09	103.84	103.84	16.06	1.15
CFBK	Central Federal Corporation	1.47	23.26	NM	NM	NM	NM	101.72	101.90	10.75	-
CFFN	Capitol Federal Financial, Inc.	12.79	1,905.18	26.65	27.21	26.65	27.21	116.22	116.22	20.33	2.35
CHEV	Cheviot Financial Corp.	11.39	82.44	25.89	25.89	24.58	27.09	79.73	89.04	13.52	3.16
CHFN	Charter Financial Corporation	10.99	250.05	48.95	38.07	46.31	34.86	172.60	179.24	21.99	1.82
CITZ	CFS Bancorp, Inc.	11.99	131.11	21.41	22.62	25.91	27.26	115.86	115.86	11.40	0.33
CMSB	CMS Bancorp, Inc.	8.97	16.71	32.04	NM	32.04	NM	75.40	75.40	6.35	NA
COBK	Colonial Financial Services, Inc.	14.15	54.52	27.21	NM	29.15	NM	80.14	80.14	8.61	NA
CZWI	Citizens Community Bancorp, Inc.	7.48	38.56	31.17	34.00	31.93	25.01	70.02	70.34	7.11	0.27
DCOM	Dime Community Bancshares, Inc.	17.58	633.46	14.65	15.03	14.75	12.86	157.46	182.86	15.84	3.19
EBMT	Eagle Bancorp Montana, Inc.	11.91	46.43	12.95	24.31	11.20	17.24	87.68	102.98	9.05	2.43
ESBF	ESB Financial Corporation	13.19	232.40	14.99	15.28	15.71	16.74	NA	NA	NA	3.03
ESSA	ESSA Bancorp, Inc.	11.39	139.14	17.80	29.21	16.44	16.46	84.30	90.63	10.09	1.76
EVER	EverBank Financial Corp	16.64	2,033.97	13.87	20.80	13.74	19.98	149.96	156.22	11.19	0.48
FBC	Flagstar Bancorp, Inc.	15.64	877.05	3.55	15.04	3.43	NA	88.55	88.55	7.03	-
FBNK	First Connecticut Bancorp, Inc.	15.42	261.90	NM	NM	84.48	69.25	112.03	112.03	15.12	0.78
FCAP	First Capital, Inc.	20.60	57.37	11.98	13.64	13.08	12.60	107.94	120.11	12.60	3.88
FCLF	First Clover Leaf Financial Corp.	8.58	62.71	13.41	15.05	15.91	15.64	81.50	96.26	10.47	2.80
FDEF	First Defiance Financial Corp.	26.88	262.78	11.20	12.16	10.89	11.85	99.35	132.13	12.72	1.49
FFBH	First Federal Bancshares of Arkansas, Inc.	9.88	196.59	NM	NM	247.00	NM	274.12	274.12	35.91	-
FFCO	FedFirst Financial Corporation	19.34	48.64	15.11	20.15	15.64	20.23	90.66	92.66	15.58	1.24
FFNM	First Federal of Northern Michigan Bancorp, Inc.	4.35	12.55	54.38	NM	42.02	NM	51.41	51.68	5.89	-
FFNW	First Financial Northwest, Inc.	11.02	189.44	2.90	10.11	2.90	9.93	101.26	101.26	21.00	1.45
FRNK	Franklin Financial Corporation	18.76	237.64	20.39	31.80	29.67	28.84	99.14	99.14	22.71	NA
FSBW	FS Bancorp, Inc.	17.35	56.22	10.58	NA	11.60	NA	92.25	92.25	15.13	1.15
FSFG	First Savings Financial Group, Inc.	24.43	56.51	12.72	12.86	NA	NA	87.06	103.09	8.89	1.64
FXCB	Fox Chase Bancorp, Inc.	18.00	219.25	28.13	36.73	32.28	39.28	123.00	123.00	20.33	1.33
GTWN	Georgetown Bancorp, Inc.	14.18	27.38	32.23	26.26	32.23	26.26	90.41	90.41	13.03	1.13
HBCP	Home Bancorp, Inc.	18.50	131.78	25.69	15.55	31.21	15.84	95.63	97.08	13.60	NA
HBK	Hamilton Bancorp, Inc.	13.55	50.18	NM	NM	NM	NM	74.40	77.72	15.11	NA
HBNK	Hampden Bancorp, Inc.	15.84	91.65	26.40	26.85	29.00	27.58	105.66	105.66	13.73	1.26
HBOS	Heritage Financial Group, Inc.	17.05	134.38	8.20	13.64	17.43	19.78	111.37	115.85	9.80	-
HCBK	Hudson City Bancorp, Inc.	9.68	5,115.10	24.20	21.04	24.10	20.62	108.57	112.24	12.70	1.65

Exhibit 3
Industry Multiples
Pricing Data as of July 24, 2013

		Current	Current	Current Price in Relation to							Current
Ticker	Short Name	Stock Price ($)	Market Value ($M)	Earnings (x)	LTM EPS (x)	Core EPS (x)	LTM Core EPS (x)	Book Value (%)	Tangible Book Value (%)	Assets (%)	Dividend Yield (%)
HFBC	HopFed Bancorp, Inc.	10.85	81.41	20.87	24.11	33.77	40.94	78.21	78.40	8.30	0.74
HFBL	Home Federal Bancorp, Inc. of Louisiana	17.60	41.39	14.67	13.75	14.67	14.66	98.24	98.24	15.05	1.36
HFFC	HF Financial Corp.	13.52	95.38	16.90	15.02	18.90	16.42	95.94	100.35	7.97	3.33
HIFS	Hingham Institution for Savings	70.74	150.48	11.48	11.43	NA	NA	153.51	153.51	11.98	1.47
HMNF	HMN Financial, Inc.	7.25	31.85	6.04	11.15	6.04	11.15	89.63	89.63	5.95	-
HMST	HomeStreet, Inc.	22.79	328.18	7.70	4.59	7.67	4.65	121.37	121.57	13.08	1.93
HTBI	HomeTrust Bancshares, Inc.	16.70	347.78	32.12	NA	31.97	NA	93.22	93.26	21.75	NA
IROQ	IF Bancorp, Inc.	15.43	70.53	17.53	18.37	18.33	21.20	83.30	83.30	12.91	NA
JFBI	Jefferson Bancshares, Inc.	5.51	36.38	22.96	26.24	19.87	21.83	67.92	69.53	7.19	-
JXSB	Jacksonville Bancorp, Inc.	19.25	36.63	11.73	10.13	12.89	13.32	88.69	94.96	11.69	1.56
LABC	Louisiana Bancorp, Inc.	17.65	50.62	23.22	19.40	25.13	19.71	91.85	91.85	16.21	NA
LPSB	LaPorte Bancorp, Inc.	10.45	64.86	13.06	13.44	14.85	14.65	78.28	87.52	13.34	1.53
LSBI	LSB Financial Corp.	25.22	39.26	15.01	14.49	15.01	14.49	99.26	99.26	10.87	0.79
MCBK	Madison County Financial, Inc.	18.35	58.59	17.64	NA	NA	NA	93.25	95.14	20.14	1.53
MFLR	Mayflower Bancorp, Inc.	19.85	40.88	NM	34.82	48.34	37.39	185.88	185.88	16.42	1.21
MLVF	Malvern Bancorp, Inc.	12.05	79.03	NM	NM	NM	NM	81.53	81.53	11.55	-
NASB	NASB Financial, Inc.	29.14	229.26	5.20	7.14	5.21	7.05	120.46	121.95	19.44	-
NFBK	Northfield Bancorp, Inc.	12.13	706.12	37.91	40.26	42.28	44.84	98.13	NA	26.25	1.98
NFSB	Newport Bancorp, Inc.	17.25	61.15	NM	45.39	31.28	36.34	113.31	113.31	14.20	NA
NHTB	New Hampshire Thrift Bancshares, Inc.	14.18	100.52	14.18	12.77	15.48	13.40	94.47	147.96	8.40	3.67
NVSL	Naugatuck Valley Financial Corporation	7.93	55.53	NM	NM	NM	NM	83.79	83.79	10.55	-
NWBI	Northwest Bancshares, Inc.	14.19	1,332.13	23.65	21.18	23.28	21.07	118.07	140.09	16.73	3.66
NYCB	New York Community Bancorp, Inc.	14.80	6,524.70	13.21	13.21	12.94	13.21	114.70	202.07	14.77	6.76
OABC	OmniAmerican Bancorp, Inc.	23.99	274.53	33.32	36.91	106.63	50.76	133.21	133.21	21.51	NA
OBAF	OBA Financial Services, Inc.	18.32	75.86	NM	NM	76.31	73.26	103.62	103.62	20.18	NA
OCFC	OceanFirst Financial Corp.	17.49	307.87	15.08	16.50	15.16	16.52	142.35	142.35	13.35	2.74
ONFC	Oneida Financial Corp.	15.19	106.70	13.56	18.30	11.71	14.71	113.72	159.47	14.83	3.16
ORIT	Oritani Financial Corp.	16.70	758.03	15.46	18.15	NA	NA	146.14	146.14	26.77	4.19
OSHC	Ocean Shore Holding Co.	14.90	103.86	20.69	20.41	20.61	19.49	97.94	103.09	9.85	1.61
PBCP	Polonia Bancorp, Inc.	9.45	33.18	NM	NM	NM	NM	80.59	NA	12.65	NA
PBCT	People's United Financial, Inc.	15.40	4,893.81	19.25	21.39	18.01	19.45	104.62	192.86	15.61	4.22
PBNY	Provident New York Bancorp	10.90	483.45	18.17	20.96	18.34	20.97	100.68	155.53	12.64	2.20
PBSK	Poage Bankshares, Inc.	15.00	48.55	26.79	NA	26.37	NA	82.56	82.56	15.95	1.07
PEOP	Peoples Federal Bancshares, Inc.	18.36	120.79	51.00	NM	51.00	76.50	111.62	111.62	20.89	0.87
PFS	Provident Financial Services, Inc.	17.29	1,031.86	13.94	14.91	13.99	14.97	104.69	163.47	14.43	3.24
PROV	Provident Financial Holdings, Inc.	17.42	182.05	9.68	7.64	9.68	7.64	115.61	115.61	14.90	1.61
PULB	Pulaski Financial Corp.	10.29	116.83	8.87	10.61	8.87	10.97	115.69	120.59	8.53	3.69
PVFC	PVF Capital Corp.	4.44	115.80	15.86	18.50	14.40	17.97	149.55	149.55	15.21	-
RCKB	Rockville Financial, Inc.	13.24	363.11	19.47	21.70	20.13	22.26	115.41	115.80	17.96	3.02
RVSB	Riverview Bancorp, Inc.	2.96	66.52	10.57	10.96	10.50	10.96	83.00	122.00	8.59	-
SIBC	State Investors Bancorp, Inc.	15.10	38.02	NM	62.92	75.50	62.92	88.20	88.20	15.51	NA
SIFI	SI Financial Group, Inc.	11.34	114.67	NM	NM	69.74	94.64	91.21	93.79	11.98	1.06
SMPL	Simplicity Bancorp, Inc.	14.90	123.20	20.69	22.58	20.68	22.53	84.42	86.77	14.00	2.15
SPBC	SP Bancorp, Inc.	17.95	29.42	17.95	17.10	17.95	19.99	87.78	87.78	9.96	NA
STND	Standard Financial Corp.	19.44	62.64	19.44	21.36	NA	NA	82.23	93.48	14.31	0.93
SVBI	Severn Bancorp, Inc.	5.25	52.85	NM	37.50	NA	NA	64.60	64.87	6.51	-
TBNK	Territorial Bancorp Inc.	23.35	248.05	16.22	16.33	19.18	17.87	113.64	113.76	15.89	2.23
THRD	TF Financial Corporation	25.50	79.05	14.17	12.75	14.96	12.87	86.82	91.57	10.11	0.78
TRST	TrustCo Bank Corp NY	6.12	576.53	14.71	14.96	16.26	15.73	165.37	165.63	12.98	4.29
TSBK	Timberland Bancorp, Inc.	8.61	60.66	21.53	14.11	20.82	14.53	78.42	84.78	8.41	1.39
UBNK	United Financial Bancorp, Inc.	15.84	311.22	19.80	45.26	18.06	21.04	103.63	NA	12.71	2.78

Exhibit 3
Industry Multiples
Pricing Data as of July 24, 2013

		Current	Current	Current Price in Relation to							Current
Ticker	Short Name	Stock Price ($)	Market Value ($M)	Earnings (x)	LTM EPS (x)	Core EPS (x)	LTM Core EPS (x)	Book Value (%)	Tangible Book Value (%)	Assets (%)	Dividend Yield (%)
UCBA	United Community Bancorp	10.01	51.55	31.28	26.47	50.93	45.07	68.76	71.89	9.80	2.40
UCFC	United Community Financial Corp.	4.99	250.60	24.95	NM	33.06	NM	103.69	103.81	10.88	-
WAYN	Wayne Savings Bancshares, Inc.	10.16	29.96	12.70	13.73	12.38	13.36	75.20	78.81	7.50	3.15
WBB	Westbury Bancorp, Inc.	13.69	70.40	NA	NA	NA	NA	NA	NA	NA	NA
WBKC	Wolverine Bancorp, Inc.	19.50	47.81	21.20	26.71	21.20	26.71	75.94	75.94	16.46	NA
WEBK	Wellesley Bancorp, Inc.	17.98	44.24	17.29	17.80	NA	NA	97.57	97.57	11.48	NA
WFD	Westfield Financial, Inc.	7.19	149.21	22.47	24.79	52.11	43.01	93.01	93.01	11.53	3.34
WSFS	WSFS Financial Corporation	61.81	543.55	15.15	17.07	16.90	26.49	146.20	160.51	12.63	0.78
WVFC	WVS Financial Corp.	10.61	21.83	37.89	17.39	35.83	17.39	68.74	68.74	8.13	1.51

	All Thrift Average		370.96	20.41	21.93	29.60	27.38	104.49	112.78	13.24	1.65
	All Thrift Median		100.52	17.80	19.16	19.87	19.88	97.89	101.90	12.91	1.46

	All Mutual Holding Companies
BNCL	Beneficial Mutual Bancorp, Inc. (MHC)	8.93	704.61	55.81	52.53	60.28	44.60	111.41	140.51	14.84	NA
CSBK	Clifton Savings Bancorp, Inc. (MHC)	12.59	330.39	52.46	48.42	52.46	48.51	175.86	175.86	32.42	1.91
EBSB	Meridian Interstate Bancorp, Inc. (MHC)	20.18	449.73	36.04	40.36	66.39	74.06	188.25	199.69	17.93	NA
GCBC	Greene County Bancorp, Inc. (MHC)	21.64	90.73	16.39	14.33	NA	NA	161.70	161.70	14.32	3.23
ISBC	Investors Bancorp, Inc. (MHC)	22.59	2,526.74	22.59	25.10	22.66	23.81	232.49	252.63	19.68	0.89
KFFB	Kentucky First Federal Bancorp (MHC)	8.45	72.44	26.41	26.41	26.41	35.30	109.59	140.41	21.80	4.73
KRNY	Kearny Financial Corp. (MHC)	10.75	715.75	NM	NM	103.19	126.96	148.11	191.27	24.99	-
LSBK	Lake Shore Bancorp, Inc. (MHC)	11.70	69.25	18.28	18.87	NA	NA	103.37	103.37	14.19	2.39
MGYR	Magyar Bancorp, Inc. (MHC)	6.22	36.12	NM	NM	NM	132.49	80.61	80.61	6.94	NA
MSBF	MSB Financial Corp. (MHC)	7.26	36.42	NM	NM	90.75	NM	92.85	92.85	10.29	-
NECB	NorthEast Community Bancorp, Inc. (MHC)	6.52	82.44	NM	NM	77.74	NM	79.28	80.42	19.24	1.84
OFED	Oconee Federal Financial Corp. (MHC)	16.05	96.50	28.66	23.96	28.63	24.37	123.02	123.02	26.00	2.49
PBHC	Pathfinder Bancorp, Inc. (MHC)	13.88	36.34	17.35	15.25	18.25	16.84	129.56	150.11	7.39	0.86
PBIP	Prudential Bancorp, Inc. of Pennsylvania (MHC)	9.75	97.73	NM	39.00	NM	87.98	162.39	162.39	20.40	-
PSBH	PSB Holdings, Inc. (MHC)	6.50	42.52	40.63	36.11	35.33	26.91	83.02	96.26	9.33	-
ROMA	Roma Financial Corporation (MHC)	19.46	586.07	NM	NM	86.66	NM	272.02	274.35	33.00	-
TFSL	TFS Financial Corporation (MHC)	11.81	3,650.66	NM	NM	NA	NA	198.90	199.96	32.82	-
WSBF	Waterstone Financial, Inc. (MHC)	10.99	344.52	18.32	9.16	18.29	9.17	166.35	166.83	21.15	NA

	All MHC's Average	12.52	553.83	30.27	29.12	52.85	54.25	145.49	155.13	19.26	1.31
	All MHC's Median	11.35	97.11	26.41	25.75	52.46	39.95	138.84	155.91	19.46	0.87

	Pennsylvania
ESBF	ESB Financial Corporation	13.19	232.40	14.99	15.28	15.71	16.74	NA	NA	NA	3.03
ESSA	ESSA Bancorp, Inc.	11.39	139.14	17.80	29.21	16.44	16.46	84.30	90.63	10.09	1.76
FFCO	FedFirst Financial Corporation	19.34	48.64	15.11	20.15	15.64	20.23	90.66	92.66	15.58	1.24
FXCB	Fox Chase Bancorp, Inc.	18.00	219.25	28.13	36.73	32.28	39.28	123.00	123.00	20.33	1.33
MLVF	Malvern Bancorp, Inc.	12.05	79.03	NM	NM	NM	NM	81.53	81.53	11.55	-
NWBI	Northwest Bancshares, Inc.	14.19	1,332.13	23.65	21.18	23.28	21.07	118.07	140.09	16.73	3.66
PBCP	Polonia Bancorp, Inc.	9.45	33.18	NM	NM	NM	NM	80.59	NA	12.65	NA
STND	Standard Financial Corp.	19.44	62.64	19.44	21.36	NA	NA	82.23	93.48	14.31	0.93
THRD	TF Financial Corporation	25.50	79.05	14.17	12.75	14.96	12.87	86.82	91.57	10.11	0.78
WVFC	WVS Financial Corp.	10.61	21.83	37.89	17.39	35.83	17.39	68.74	68.74	8.13	1.51
	Pennsylvania Fully Converted Average		224.73	21.40	21.76	22.02	20.58	90.66	97.71	13.28	1.58

Exhibit 3
Industry Multiples
Pricing Data as of July 24, 2013

		Current	Current	Current Price in Relation to							Current
Ticker	Short Name	Stock Price ($)	Market Value ($M)	Earnings (x)	LTM EPS (x)	Core EPS (x)	LTM Core EPS (x)	Book Value (%)	Tangible Book Value (%)	Assets (%)	Dividend Yield (%)
	Pennsylvania Fully Converted Median		79.04	18.62	20.66	16.44	17.39	84.30	92.11	12.65	1.33

	Pennsylvania MHCs
BNCL	Beneficial Mutual Bancorp, Inc. (MHC)	8.93	704.61	55.81	52.53	60.28	44.60	111.41	140.51	14.84	NA
PBIP	Prudential Bancorp, Inc. of Pennsylvania (MHC)	9.75	97.73	NM	39.00	NM	87.98	162.39	162.39	20.40	-

	Pennsylvania MHCs Average		401.17	55.81	45.76	60.28	66.29	136.90	151.45	17.62	-
	Pennsylvania MHCs Median		401.17	55.81	45.76	60.28	66.29	136.90	151.45	17.62	-

	Comparable Group
ALLB	Alliance Bancorp, Inc. of Pennsylvania	14.50	74.47	40.28	39.19	NA	NA	93.69	93.69	16.67	1.38
CBNJ	Cape Bancorp, Inc.	9.66	124.17	18.58	23.56	18.58	26.76	85.26	NA	11.82	2.07
COBK	Colonial Financial Services, Inc.	14.15	54.52	27.21	NM	29.15	NM	80.14	80.14	8.61	NA
FFCO	FedFirst Financial Corporation	19.34	48.64	15.11	20.15	15.64	20.23	90.66	92.66	15.58	1.24
FXCB	Fox Chase Bancorp, Inc.	18.00	219.25	28.13	36.73	32.28	39.28	123.00	123.00	20.33	1.33
OBAF	OBA Financial Services, Inc.	18.32	75.86	NM	NM	76.31	73.26	103.62	103.62	20.18	NA
ONFC	Oneida Financial Corp.	15.19	106.70	13.56	18.30	11.71	14.71	113.72	159.47	14.83	3.16
OSHC	Ocean Shore Holding Co.	14.90	103.86	20.69	20.41	20.61	19.49	97.94	103.09	9.85	1.61
STND	Standard Financial Corp.	19.44	62.64	19.44	21.36	NA	NA	82.23	93.48	14.31	0.93
THRD	TF Financial Corporation	25.50	79.05	14.17	12.75	14.96	12.87	86.82	91.57	10.11	0.78

	Comparable Average		94.92	21.91	24.06	27.40	29.51	95.71	104.52	14.23	1.56
	Comparable Median		77.46	19.44	20.89	19.59	20.23	92.18	93.69	14.57	1.36

	All Thrift Average		370.96	20.41	21.93	29.60	27.38	104.49	112.78	13.24	1.65
	All Thrift Median		100.52	17.80	19.16	19.87	19.88	97.89	101.90	12.91	1.46

	All MHC's Average		553.83	30.27	29.12	52.85	54.25	145.49	155.13	19.26	1.31
	All MHC's Median		97.11	26.41	25.75	52.46	39.95	138.84	155.91	19.46	0.87

	Pennsylvania Fully Converted Average		224.73	21.40	21.76	22.02	20.58	90.66	97.71	13.28	1.58
	Pennsylvania Fully Converted Median		79.04	18.62	20.66	16.44	17.39	84.30	92.11	12.65	1.33

	Pennsylvania MHCs Average		401.17	55.81	45.76	60.28	66.29	136.90	151.45	17.62	-
	Pennsylvania MHCs Median		401.17	55.81	45.76	60.28	66.29	136.90	151.45	17.62	-